Exhibit 3.5

State of Delaware Secretary of State Division of Corporations Delivered 11:57 AM 09/05/2007 FILED 11:57 AM 09/05/2007 SRV 070985199 - 4417745 FILE

CERTIFICATE OF FORMATION

OF

BOISE PAPER HOLDINGS, L.L.C.

This Certificate of Formation is being executed as of September 5, 2007, for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101, et seq.

The undersigned, being duly authorized to execute and file this Certificate, does hereby certify as follows:

1. Name. The name of the limited liability company is Boise Paper Holdings, L.L.C. (the “Company”).

2.        Registered  Office  and  Registered  Agent.   The Company’s registered office in the State of Delaware is located at 160 Greentree Drive, Suite 101, in the City of Dover, Kent County, Delaware 19904. The registered agent of the Company for service of process at such address is National Registered Agents, Inc.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of the day and year first above written.

By: /s/ Joan D. Donovan
Joan D. Donovan, an Authorized Person

Certificate of Formation - Boise

Paper Holdings L L C

_(12072679_1)

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

BOISE PAPER HOLDINGS, L.L.C., a Delaware limited liability company (the “Company”) hereby certifies as follows:

The name of the company is Boise Paper Holdings, L.L.C. and

The Certificate of Formation of the company is hereby amended by amending and restating Article 2 thereof in its entirety to read as follows:

2.        Registered Office and Registered Agent. The Company’s registered office in the State of Delaware is located at 1209 Orange Street, Corporation Trust Center, Wilmington DE 19801. The registered agent of the Company for service of process at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned officer of the company has caused this Certificate to be executed as of this 24th day of October, 2007.

By:
Karen E. Gowland
Vice President and Secretary

State of Delaware Secretary of State Division of Corporations Delivered 01: 02 PM 10/24/2007 FILED 01: 02 PM 10/24/2007 SRV 071149321 4417745 FILE